UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2008

BIOSHAFT WATER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52393
(Commission File Number)

98-0494003
(IRS Employer Identification No.)

Spectrum Technology Centre, 184 Technology Drive, Suite 201, Irvine CA 92618
(Address of principal executive offices and Zip Code)

(949) 748-8050
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On July 1, 2008, we issued a News Release announcing that we have signed an agreement with Al Tawfeeq Companies, Qatar (C.R. 270), a wholly owned subsidiary of Al Hashemi Group based in Qatar.

Al Tawfeeq will provide our company with a local contact in Qatar. Al Tawfeeq’s business provides them with knowledge of opportunities for waste water treatment plants and they will work with our company for the submission of tenders, strategies on participation, and assistance with staffing in the local market. Al Tawfeeq will also assist in plant and material importation, material sourcing and the selection of subcontractors.

Al Hashemi was established in Qatar in 1955 and is a leading contracting company specializing in construction activities, oil and gas services, infrastructure and utilities based construction. Al Hashemi has worked on more than 18 sewage treatment projects ranging in size from US $3 Million up to US $30 Million. Al Hashemi generates approximately US $500 Million in annual revenues.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Commercial Agency Agreement dated June 10, 2008 with Al Tawfeeq Companies, Qatar (C.R. 270).

99.1	News Release dated July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSHAFT WATER TECHNOLOGY, INC.

By: /s/ Rafeh Hulays
Name: Rafeh Hulays
Title: Chief Financial Officer, Secretary and Treasurer
Dated: August 5, 2008